Exhibit A-33

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows.

1	The name of the limited liability company is

MILIK SERVICE COMPANY, LLC

The name must contain the words “limited company” or “limited liability company” or the abbreviation “L.C”, “LC”, “L.L.C” or “LLC”

2	A The name of the limited liability company’s initial registered agent is

Corporation Service Company

B The registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and
	☐	a member or manager of the limited liability company
	☐	a member or manager of a limited liability company that is a member or manager of the limited liability company
	☐	an officer or director of a corporation that is a member or manager of the limited liability company
	☐	a general partner of a general or limited partnership that is a member or manager of the limited liability company
	☐	a trustee of a trust that is a member or manager of the limited liability company
	☐	a member of the Virginia State Bar
OR
(2)	☒	a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3	The limited company’s initial registered office address, including the street and number, if any which is identical to the business office of the initial registered agent, is

[ ] South 12th Street PO BOX 1463	Richmond, VA	23218

(number street)	(city or town)	(zip)

Which is physically located in the ☐ county or ☒ city of Richmond

4	The limited liability company’s principal office address, including the street and number, if any, is

200 Milik Street	Carteret, NJ	07008

(number street)	(city or town)	(zip)

5	Organizer

/s/ Elizabeth A. Truitt	July 20, 2006

(signature)	(date)

Elizabeth A. Truitt	800.927.9800

(printed name)	(telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, JULY 24, 2006

The State Corporation Commission has found the accompanying articles submitted on behalf of

MILIK SERVICE COMPANY, LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective July 24, 2006.

STATE CORPORATION COMMISSION

By
Commissioner

DLLCACPT

CIS0306

06-07-21-0622

Commonwealth of Virginia

State Corporation Commission

I Certify the following from the Records of the Commission:

The foregoing is a true copy of the articles of organization filed in this office by MILIK SERVICE COMPANY, LLC.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: December 14, 2010
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0505